SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 26, 2013

PFSweb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

505 MILLENNIUM DRIVE

ALLEN, TX 75013

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(972) 881-2900

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE )

N/A

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of March 26, 2013, the Board of Directors of PFSweb, Inc. (the “Company”) has appointed Michael C. Willoughby as Chief Executive Officer and to the Board of Directors and has appointed lead director James F. Reilly as Chairman of the Board.

The appointments of Messrs. Willoughby and Reilly follow the announcement by the Company that current Chairman and Chief Executive Officer, Mark Layton, is leaving the Company to pursue other business opportunities. Mr. Layton will remain with the Company until April 30, 2013 to ensure a smooth transition.

Mr. Willoughby has served as President of the Company since September 2010 and Chief Information Officer of the Company since October 2001.

Mr. Reilly has served as a non-employee Director of the Company since its inception in 1999 and as Lead Director since June 2010.

Information regarding Messrs. Willoughby and Reilly is contained in the Company’s Proxy Statement dated April 30, 2012 which is incorporated by reference herein.

In connection with the foregoing, the Company and Mr. Layton have amended certain of the terms and provisions of the Executive Severance Agreement between the Company and Mr. Layton. A copy of the amendment is filed herewith and incorporated herein by reference.

ITEM 9.01.Financial Statements and Exhibits.

9.01 (d) List of Exhibits

Exhibit No.	Exhibit

10.1	Amendment to Executive Severance Agreement dated March 26, 2013 between PFSweb, Inc. and Mark Layton

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFSweb, Inc.

Dated: March 29, 2013	By:	/s/ Thomas J. Madden
Thomas J. Madden Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Amendment to Executive Severance Agreement dated March 26, 2013 between PFSweb, Inc. and Mark Layton